EXHIBIT 1

        JOINT FILING AGREEMENT AMONG FBR ASSET INVESTMENT CORPORATION,
                 ERIC F. BILLINGS AND EMANUEL J. FRIEDMAN

     WHEREAS, in accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934 (the "Act"), only one joint statement and any amendments thereto need to be filed whenever one or more persons are required to file such a statement or any amendments thereto pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such statement or amendments thereto is filed on behalf of each of them;

     NOW, THEREFORE, the parties hereto agree as follows:

     FBR ASSET INVESTMENT CORPORATION, ERIC F. BILLINGS AND EMANUEL J. FRIEDMAN hereby agree, in accordance with Rule 13d-1(k) under the Act, to file a statement on Schedule 13G relating to their ownership of Common Stock of the Issuer and do hereby further agree that said statement shall be filed on behalf of each of them.


                                      FBR ASSET INVESTMENT CORPORATION


Dated:   February 8, 2002             By: /s/ Eric F. Billings
                                      ---------------------------------
                                      Name:  Eric F. Billings
                                      Title: Chairman & Chief Executive Officer



Dated:   February 8, 2002             By: /s/ ERIC F. BILLINGS
                                      ----------------------------------
                                      Eric F. Billings
                                      Title: Chairman & Chief Executive Officer




Dated:   February 8, 2002            /s/ EMANUEL J. FRIEDMAN
                                      ----------------------------------
                                      Emanuel J. Friedman
                                      Title: Director